SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934
               (Amendment No:              )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                           General Signal Corporation
                (Name of Registrant as Specified in Its Charter)


  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                                             Notice of:
                                             1996 Annual Meeting &
                                             Proxy Statement







               General


                      Signal


                   1996

GS GENERAL SIGNAL







MICHAEL D. LOCKHART
Chairman and Chief Executive Officer





                                                                  March 22, 1996




Dear Shareholder:

    On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Shareholders to be held on Thursday, April 18, 1996 at 10:00 A.M. at the Corporation's headquarters, One High Ridge Park, Stamford, Connecticut 06904.

    The Notice of Annual Meeting and Proxy Statement accompany this letter and provide an outline of the business to be conducted at the meeting. Also, at the meeting I will report on the progress of the Corporation during the past year and answer shareholder questions.

    It is important that your shares be represented at the Annual Meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy and promptly return it in the envelope provided. Your vote is important.

                                          Sincerely,





                                          /s/ Michael D. Lockhart

                           GENERAL SIGNAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 18, 1996

                              -------------------

    The Annual Meeting of Shareholders of GENERAL SIGNAL CORPORATION (the "Corporation") will be held at the Corporation's headquarters, One High Ridge Park, Stamford, Connecticut 06904, on Thursday, April 18, 1996, at 10:00 A.M. for the following purposes:

    1. To elect seven directors;

    2. To approve the General Signal Corporation 1996 Stock Incentive Plan as described in the accompanying Proxy Statement and set forth in Exhibit A thereto;

    3. To approve the appointment of Ernst & Young LLP to serve as the Corporation's independent auditors for the year 1996; and

    4. To transact such other business as may properly come before the meeting.

    Only shareholders of record at the close of business on March 7, 1996, will be entitled to vote at the meeting. A copy of the Corporation's Annual Report to Shareholders for the year 1995 has been provided to each shareholder of record.

                                          By Order of the Board of Directors





                                          /s/ Edgar J. Smith, Jr.
                                          EDGAR J. SMITH, JR.
                                          Vice President, General Counsel and
                                            Secretary

March 22, 1996


                              -------------------

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                              -------------------

                                PROXY STATEMENT

TABLE OF CONTENTS                                                           PAGE
-----------------                                                           ----

VOTING PROCEDURES AND SECURITY OWNERSHIP..................................     1

  . Voting of Proxies.....................................................     1
  . Confidential Voting...................................................     1
  . Security Ownership of Certain Beneficial Holders......................     2
  . Security Ownership of Management......................................     3

BOARD OF DIRECTORS........................................................     5

  . General Board Information.............................................     5
  . Directors' Compensation...............................................     6

PROPOSAL 1--ELECTION OF DIRECTORS.........................................     7

EXECUTIVE COMPENSATION....................................................    11

  . SUMMARY COMPENSATION TABLE............................................    12
  . OPTION GRANTS TABLE...................................................    15
  . OPTION EXERCISES AND YEAR-END VALUE TABLE.............................    17
  . PENSION PLAN TABLE....................................................    18
  . PERFORMANCE GRAPH ON COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
    AMONG GENERAL SIGNAL CORPORATION, THE S&P 500 INDEX AND THE S&P CAP
    GOODS INDEX...........................................................    20
  . REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE ON EXECUTIVE
    COMPENSATION..........................................................    21

PROPOSAL 2--APPROVAL OF THE GENERAL SIGNAL CORPORATION 1996 STOCK
INCENTIVE PLAN............................................................    26

PROPOSAL 3--AUTHORIZATION OF APPOINTMENT OF INDEPENDENT AUDITORS..........    31

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.........................    32

OTHER MATTERS.............................................................    32

SHAREHOLDER PROPOSALS.....................................................    32

EXHIBIT A--GENERAL SIGNAL CORPORATION 1996 STOCK INCENTIVE PLAN...........   A-1

                                PROXY STATEMENT

                           GENERAL SIGNAL CORPORATION
                              ONE HIGH RIDGE PARK
                                 P.O. BOX 10010
                               STAMFORD, CT 06904


                    VOTING PROCEDURES AND SECURITY OWNERSHIP

VOTING OF PROXIES

    Your proxy in the form enclosed is solicited by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders to be held on April 18, 1996, and all valid proxies will be voted. Except to the extent that contrary instructions are given by shareholders in the places provided for this purpose in the proxy, it is the intention of the persons named in the proxy to vote for the nominees for the Board of Directors, for the approval of the General Signal Corporation 1996 Stock Incentive Plan and for the approval of the appointment of Ernst & Young LLP as independent auditors. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for the purpose of determining a quorum, but will not be counted as votes cast on such matters. A proxy may be revoked at any time prior to its use. Such revocation may be made in person at the Annual Meeting, by a notice in writing delivered to the Secretary of the Corporation or by a proxy bearing a later date. Only shareholders of record at the close of business on March 7, 1996 will be entitled to vote at the Annual Meeting. There were 49,560,155 shares of Common Stock issued and outstanding on the record date (excluding treasury shares), each of which is entitled to one vote on each matter voted upon at the meeting. This Proxy Statement and the enclosed form of proxy were first sent to shareholders on or about March 22, 1996.

    The expense of proxy solicitation will be borne by the Corporation. Depending upon the response to the initial solicitation by mail, proxies may be solicited in person or by telephone or telegraph by officers or regular employees of the Corporation. D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, has been retained by the Corporation to assist in such solicitation at a total estimated cost of $11,500.

CONFIDENTIAL VOTING

    If a shareholder requests confidentiality on the proxy card or ballot, the shareholder meeting proxies, ballots and voting tabulations that identify the particular vote of the shareholder will be held permanently confidential except as necessary to meet applicable legal requirements. The tabulators and inspectors of election for the meeting are employees of First Chicago Trust Company of New York and are, therefore, independent. The Corporation has an agreement with the tabulators and inspectors of election requiring them to comply with the Corporation's confidential voting policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

    The following table sets forth information based upon the Corporation's records and Securities and Exchange Commission filings with respect to each person known to be the beneficial owner of more than 5% of the Common Stock of the Corporation as of December 31, 1995.

================================================================================
        NAME AND ADDRESS OF            AMOUNT AND NATURE OF
          BENEFICIAL OWNER             BENEFICIAL OWNERSHIP    PERCENT OF CLASS
================================================================================
  FMR Corp.                             3,354,281 shares(1)          6.80%
  82 Devonshire Street
    Boston, MA 02109
  College Retirement Equities Fund      3,112,300 shares(2)          6.31%
  730 Third Avenue
    New York, NY 10017-3206
  Putnam Investments, Inc.              2,811,555 shares(3)          5.70%
  One Post Office Square
    Boston, MA 02109
  SunTrust Banks, Inc.                  2,486,202 shares(4)          5.04%
  25 Park Place, N.E.
    Atlanta, GA 30303
================================================================================

------------

Notes:

(1) FMR Corp. has sole voting power with respect to 170,725 shares and sole dispositive power with respect to 3,354,281 shares.

(2) College Retirement Equities Fund has sole voting power and sole dispositive power with respect to 3,112,300 shares.

(3) Certain Putnam investment managers (together with their parent corporations, Putnam Investments, Inc. and Marsh & McLennan Companies, Inc.), are considered "beneficial owners" in the aggregate of 2,811,555 shares, or 5.70% of shares outstanding, of the Company's voting common stock, which shares were acquired for investment purposes by such investment managers for certain of their advisory clients. They have shared voting power with respect to 9,000 shares and shared dispositive power with respect to 2,811,555 shares.

(4) SunTrust Banks, Inc. has sole voting power with respect to 1,471,802 shares, shared voting power with respect to 200 shares, sole dispositive power with respect to 2,468,550 shares and shared dispositive power with respect to 13,752 shares.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table shows as of March 1, 1996 beneficial ownership of shares of Common Stock of the Corporation and "stock units" with the value equivalent to the value of the Common Stock (unless otherwise noted) by each director, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. All directors and executive officers as a group owned 2.18% of the outstanding Common Stock on that date.

================================================================================
                                             SHARES             STOCK
    NAME                                    OWNED(1)           UNITS(2)
================================================================================
 Ralph E. Bailey                                5,206            --
 Van C. Campbell                                3,153(3)         --
 Edmund M. Carpenter                          463,061            4,750
 Ursula F. Fairbairn                              500              474
 George Falconer                               30,093              267
 Ronald E. Ferguson                             2,523            7,344
 Joel S. Friedman                             182,154            --
 John P. Horgan                                10,421(3)         --
 Richard J. Kogan                               1,000            --
 Michael D. Lockhart                          149,266(4)         3,634
 Terence D. Martin                             29,159(4)         3,156
 Roland W. Schmitt                              1,592(3)         --
 John R. Selby                                  5,281(3)         --
 Edgar J. Smith, Jr.                           71,812(4)           686
 All directors and executive officers as
  a group (20 persons)                      1,082,523(4)(5)     25,135
================================================================================

                                                        (Footnotes on next page)

(Footnotes for preceding page)

------------

Notes:

(1) The figures shown include the interest of executive officers of the Corporation in an aggregate of 55,983 shares of Common Stock held by the trustee under the Corporation's Savings and Stock Ownership Plan (the "Savings Plan") as of December 31, 1995 and include the following shares of Common Stock which the persons listed have the right to acquire as of March 1, 1996 or within 60 days of that date through the exercise of stock options: Michael D. Lockhart (36,000); Terence D. Martin (7,500); Edgar J. Smith, Jr. (53,025); George Falconer (27,742); Edmund M. Carpenter (393,384); Joel S. Friedman (175,783); and all directors and executive officers as a group (773,195).

(2) For the executive officers, the "stock units" represent compensation deferred and credited as "phantom stock units" under the Corporation's Deferred Compensation Plan (see pages 24 and 25 for a description of this Plan). For Ursula F. Fairbairn and Ronald E. Ferguson, the "stock units" represent director fees deferred to their share-denominated accounts under the Corporation's Deferred Compensation Plan for Directors (see page 6 for a description of this Plan). Under both Plans, the value of the "stock units" at the time of distribution will be the then market value of the Corporation's Common Stock, but the deferred amounts will be paid in cash.

(3) Van C. Campbell, John P. Horgan, Roland W. Schmitt, and John R. Selby have elected to defer all or part of their cash compensation as directors and to receive in lieu thereof restricted stock under the Corporation's 1992 Stock Incentive Plan (see page 6 for a description of this Plan as it applies to non-employee directors). The figures shown include the shares of restricted stock with respect to which the holders have sole voting power, but no investment power, during the restricted period as follows: Mr. Campbell (2,353); Mr. Horgan (2,421); Dr. Schmitt (592); and Mr. Selby (4,681).

(4) Includes shares of restricted stock held by: Michael D. Lockhart (99,000); Terence D. Martin (10,000); Edgar J. Smith, Jr. (2,000); and five current executive officers not named in the Summary Compensation Table (7,422) with respect to which the holders have sole voting power, but no investment power, during the restricted period.

(5) Includes 204 shares owned by the children of an executive officer not named in the Summary Compensation Table with respect to which he does not disclaim beneficial ownership.

                               BOARD OF DIRECTORS

GENERAL BOARD INFORMATION

    The Board of Directors currently numbers nine persons and is divided into three classes with the directors in each class serving for a term of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. Directors elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) may be elected only for a term expiring at the next Annual Meeting.

    Regularly scheduled meetings of the Board of Directors are currently held seven times each year, and additional special meetings are called whenever necessary. In 1995 there were eleven meetings of the Board. The Board's current policy is to consider dividend action in March, June, September and December.

    The Board of Directors has established an Audit Committee, an Employee Benefits Committee, an Executive Committee, a Personnel and Compensation Committee and a Committee on Directors. Except for Michael D. Lockhart, who serves on the Executive Committee, the directors serving on these committees are non-employee directors.

    The members of the Audit Committee are John R. Selby (Chairman), Van C. Campbell and Richard J. Kogan. This Committee discusses audit and financial reporting matters with both management and the Corporation's independent auditors. To ensure complete independence, the auditors meet with the Audit Committee both with and without the presence of management representatives. The Audit Committee met three times in 1995.

    The members of the Employee Benefits Committee are John P. Horgan (Chairman), Van C. Campbell, Ursula F. Fairbairn and Roland W. Schmitt. The Employee Benefits Committee provides guidance to the Corporate Pension Board as requested and reviews the actions of the Corporate Pension Board, which is an internal committee having overall responsibility for benefits planning and administration. The Employee Benefits Committee met four times in 1995.

    The members of the Executive Committee are Ralph E. Bailey, Ronald E. Ferguson, John P. Horgan and John R. Selby. The Executive Committee has the authority to exercise in the interim periods between meetings of the Board of Directors all of the rights, powers and duties of the Board of Directors, except those that cannot lawfully be delegated. The Executive Committee met one time in 1995.

    The members of the Personnel and Compensation Committee are Ronald E. Ferguson (Chairman), Ralph E. Bailey, Ursula F. Fairbairn, John P. Horgan, Richard J. Kogan and John R. Selby. The Personnel and Compensation Committee assists the Board of Directors in overseeing the compensation of the executive officers and, through liaison with the Board, administers the executive compensation programs. The Personnel and Compensation Committee met six times in 1995.

    The members of the Committee on Directors are Ralph E. Bailey (Chairman), Ronald E. Ferguson, and Roland W. Schmitt. The responsibilities of the Committee on Directors include making recommendations to the Board with regard to Committee structure, compensation and benefits for directors, the qualifications of directors and candidates for election as directors. In addition, the

Committee on Directors is responsible for reviewing the performance and succession of the Chief Executive Officer. The Committee on Directors recommended that the Board nominate the seven persons whose names and biographical summaries appear on succeeding pages for election as directors. The Committee on Directors met one time in 1995.

    Any shareholder entitled to vote at a meeting may nominate persons for election as directors if written notice of such intent is delivered or mailed, postage prepaid, and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 45 days nor more than 60 days prior to such meeting. In the event less than 55 days prior public disclosure of the meeting date is made to shareholders, or if the only public disclosure of the meeting date is made by written notice, a shareholder's notice must be received no later than the close of business on the tenth day following the day such notice of the meeting date was mailed or public disclosure was made. The shareholder notice must include the following information about the proposed nominee: (a) name, age, and business and residence addresses; (b) principal occupation or employment; (c) class and number of shares or securities of the Corporation beneficially owned; and (d) any other information required to be disclosed in solicitations of proxies pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including the proposed nominee's written consent to being named in the proxy and to serving if elected. The notice must also include information on the shareholder making the nomination, such as name and address as it appears on the Corporation's books and the class and number of shares of the Corporation beneficially owned. The nomination of any person not made in compliance with the foregoing procedures shall be disregarded.

DIRECTORS' COMPENSATION

    Employee directors receive no fees or compensation for services as members of the Board of Directors. Directors who are not employees currently receive fees consisting of an annual retainer of $20,000 for Board service and an annual retainer of $3,000 for each Board Committee of which the director is Chairman. In addition, each non-employee director receives an attendance fee of $1,200 for each Board meeting attended, $1,000 for each Board Committee meeting attended and reimbursement for expenses incurred in connection with such meetings.

    Under the Corporation's 1992 Stock Incentive Plan, each non-employee director may elect to defer all or part of his or her cash compensation as a director and to receive in lieu thereof restricted stock subject to a five-year restriction period. In consideration for foregoing cash compensation, the value of the restricted shares is 10% greater than the amount of the director's cash compensation elected to be deferred. Three current directors elected to defer compensation for 1995 under this Plan.

    The Corporation has a Deferred Compensation Plan for Directors which permits the deferral, at the option of the director, of all or part of the compensation received for services as a director. Compensation so deferred may be denominated in dollar amounts or in units based on the value of shares of Common Stock of the Corporation. Share-denominated accounts are credited with dividends when paid, and dollar amounts bear interest based on the annual yield for long-term U.S. government bonds. Deferred amounts become payable in cash in a lump sum in an amount equal to the value of the cash or units then credited to the director's account or in installments over such period and commencing at such time as the director may elect. Two directors elected to defer compensation for 1995 under this Plan.

    The Corporation has a retirement plan for non-employee directors who retire from the Board with one or more years of service as a non-employee director. The annual benefits payable to a director for his or her lifetime on and after reaching age 65 are equal to 10% of the annual Board retainer (exclusive of any committee compensation) in effect at the time of such director's retirement for each year of service as a non-employee director, to a maximum of 100%.

    The Corporation pays the premiums on indemnity and liability insurance, fiduciary insurance and business travel accident insurance policies which provide coverage for the directors.

    The directors are eligible to participate in the Corporation's Matching Gifts Program. Under this program, a minimum of $25 up to a maximum of $5,000 per eligible educational institution or health and human service organization is matched. The maximum permissible annual participation per director is $5,000.

    The Corporation has a Director's Charitable Award Program funded by life insurance policies on directors as part of its overall program of charitable giving. Beginning at the death of a director, the Corporation will donate $100,000 per year for ten years to the institutions recommended by the director. To be eligible to receive a donation, a recommended institution must qualify to receive tax-deductible donations under the Internal Revenue Code, be eligible to receive matching gifts under the Corporation's Matching Gifts Program and be approved by the Committee on Directors. During 1995, the Corporation paid an aggregate amount of $358,825 in premiums for these policies. A director may not personally benefit from any recommended donation or use a donation in satisfaction of any currently outstanding or future pledge or obligation of the director to the recommended institution. All directors are eligible to participate in the program.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    At the meeting, seven directors are to be elected. Three directors will be elected to hold office until the 1999 Annual Meeting of Shareholders, one director will be elected to hold office until the 1998 Annual Meeting, and three directors will be elected to hold office until the 1997 Annual Meeting. All of the nominees are currently directors. C. Robert Kidder and Richard J. Kogan, who have served as directors since 1992, resigned as directors in October, 1995 and March, 1996, respectively. The Corporation thanks them for their contributions to the development and success of the Corporation. There is no cumulative voting, and directors will be elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy. The remaining directors of the Corporation will continue to serve in accordance with their previous election.

    Unless authority is withheld by the shareholders, it is the intention of the persons named in the enclosed proxy to vote for the nominees listed and, in the event any nominees are unable or decline to serve, to vote for the balance of the nominees and for substitutes selected by the Board of Directors. The name, principal occupation and other information concerning each director are set forth on pages 8, 9 and 10.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES.

                           NOMINEES FOR WHOM PROXIES
                                 WILL BE VOTED

NOMINEES FOR DIRECTORS FOR
TERMS TO EXPIRE IN 1999

[PICTURE]

         URSULA F. FAIRBAIRN
         Director Since: 1995

         Age: 53

         Senior Vice President of Human Resources since 1990 of Union Pacific Corporation. Previously IBM Director of Education and Management Development of IBM Corporation from 1987 to 1990; and previously held various other management positions, including Vice President Marketing Operations, since joining IBM Corporation in 1966. Also a director of Armstrong World Industries, Inc. and VF Corporation.


[PICTURE]

         RONALD E. FERGUSON
         Director Since: 1986

         Age: 54

         Chairman and Chief Executive Officer since 1987 and President of General Re Corporation from 1983 to March 1, 1995; and previously held various other management positions since joining General Re Corporation/General Reinsurance Corporation in 1969. Also a director of Colgate-Palmolive Company.


[PICTURE]

         JOHN R. SELBY
         Director Since: 1986

         Age: 66

         Former Chairman from 1986 to November 1993 and Chief Executive Officer from 1971 to November 1993 of SPS Technologies, Inc. Previously President and Chief Executive Officer of SPS Technologies, Inc. from 1971 to 1986; President of U.S. Motors Division of Emerson Electric Company from 1969 to 1971; Vice President--Manufacturing of Emerson Electric Company from 1968 to 1969; and Vice President--European Operations of The Trane Company from 1966 to 1968. Also a director of Berwind Industries, Inc.

NOMINEE FOR DIRECTOR FOR
TERM TO EXPIRE IN 1998


[PICTURE]

         H. KENT BOWEN
         Director Since: March 1996

         Age: 54

         Professor of Technology and Operations Management, Harvard University, Graduate School of Business Administration since July 1992 and was appointed the William Barclay Harding Professor of Business Administration in 1993. Previously, from 1970 to 1992, Mr. Bowen was a member of the faculty of the Massachusetts Institute of Technology ("MIT"). He became a full professor in 1976, and received an endowed professorship, the Ford Professor of Engineering, in 1981. At MIT, Mr. Bowen directed the Materials Processing Center and co- founded the Leaders for Manufacturing Program. Also a director of Ceramics Process Systems Corporation.

NOMINEES FOR DIRECTORS FOR
TERMS TO EXPIRE IN 1997


[PICTURE]

         RALPH E. BAILEY
         Director Since: 1982

         Age: 72

         Chairman and Chief Executive Officer of American Bailey Corporation, a private holding company, since April 1987. Former Chairman and Chief Executive Officer of Conoco Inc. from 1979 to March 1987 and Vice Chairman of E.I. du Pont de Nemours & Company from 1981 to March 1987. Also a director of Rowan Companies, Inc., The Williams Companies, Inc. and United Meridian Corporation.


[PICTURE]

         JOHN P. HORGAN
         Director Since: 1971

         Age: 72
         Private investor since 1971. Previously a General Partner of J. H. Whitney & Co., a private investment company, and also served as a director of the Corporation from 1960 to 1967. Also a director of DTX Corporation.

[PICTURE]

         ROLAND W. SCHMITT
         Director Since: 1987

         Age: 72

         President Emeritus since July 1993 and President of Rensselaer Polytechnic Institute from March 1988 to July 1993. Previously Senior Vice President-- Science and Technology of General Electric Company from 1986 to February 1988, Senior Vice President for Corporate Research and Development from 1982 to 1986, Vice President for Corporate Research and Development from 1978 to 1982, and previously held various other management positions since joining General Electric Company in 1951. Also a member and former Chairman of the National Science Board and former Councillor of the National Academy of Engineering.



                        DIRECTORS WHOSE TERMS OF OFFICE
                         DO NOT EXPIRE AT THIS MEETING


CONTINUING DIRECTORS WHOSE
TERMS EXPIRE IN 1998



[PICTURE]

         VAN C. CAMPBELL
         Director Since: 1992

         Age: 57

         Vice Chairman for Finance and Administration since 1983 and a director of Corning Incorporated. Previously Senior Vice President and General Manager-- Consumer Products Division from 1981 to 1983, Senior Vice President--Finance from 1980 to 1981, Vice President--Finance from 1975 to 1980, Vice President-- Treasurer from 1972 to 1975 and previously held various management positions since joining Corning Incorporated in 1965. Also a director of Armstrong World Industries, Inc., Corning International Corporation and Dow Corning Corporation.


[PICTURE]

         MICHAEL D. LOCKHART
         Director Since: 1994

         Age: 46

         Chairman and Chief Executive Officer since October 1995, President and Chief Operating Officer and director of the Corporation from October 1994 to October 1995. Previously Vice President and General Manager from 1992 to 1994 of Commercial Engines and Services, a business of General Electric Company that manufactures and services commercial aircraft engines; Vice President and General Manager of Transportation Systems from 1989 to 1992; Vice President, Finance and Business Development, GE Aircraft Engines from 1987 to 1989; and previously held various other management positions since joining General Electric Company in 1981. Previously a Vice President of The Boston Consulting Group.

                             EXECUTIVE COMPENSATION

    The following disclosure and discussion of executive compensation is intended to provide shareholders with an understanding of the Corporation's executive compensation program and actions affecting the compensation of the Chairman and Chief Executive Officer. Included are:

    . the Summary Compensation Table;

    . the Option Grants Table;

    . the Option Exercises and Year-End Value Table;

    . the Pension Plan Table;

    . the Performance Graph on Comparison of Five-Year Cumulative Total Return among General Signal Corporation, the S&P 500 Index and the S&P Cap Goods Index; and

    . the Report of the Personnel and Compensation Committee on Executive
      Compensation.

                           SUMMARY COMPENSATION TABLE

    The following table shows compensation information for each individual who served as the Corporation's chief executive officer during 1995 and the four other highest paid executive officers for services in all capacities during 1995, 1994 and 1993.

                                                                                                     LONG TERM COMPENSATION
                                                        ANNUAL COMPENSATION                                 AWARDS
                                                                                    OTHER
                                                                                    ANNUAL    RESTRICTED
                                                                         TOTAL      COMPEN-     STOCK
      NAME AND PRINCIPAL                                               (SALARY &    SATION      AWARDS       OPTION
           POSITION              YEAR   SALARY ($)      BONUS ($)(1)   BONUS)($)      ($)       ($)(2)     GRANTS (#)
 Michael D. Lockhart
                                 1995    $ 610,000        $300,000     $  910,000    --       $4,015,625   100,000(3)
 Chairman of the Board and
                                 1994    $ 150,000        $300,000     $  450,000    --           --       180,000(3)
 Chief Executive Officer
                                 1993       --              --             --        --           --           --
 Terence D. Martin
                                 1995    $ 373,731        $246,000     $  619,731    --       $  335,000    78,000(3)
 Executive Vice President and
   Chief
                                 1994       --              --             --        --           --           --
 Financial Officer
                                 1993       --              --             --        --           --           --
 Edgar J. Smith, Jr.
   Vice President, General       1995    $ 212,000        $ 63,900     $  275,900    --           --        10,000(3)
                                                                                                            10,428(4)
 Counsel and Secretary
                                 1994    $ 197,958        $106,000     $  303,958    --       $   95,625     9,000(3)
                                                                                                            19,288(4)
                                 1993    $ 188,569        $ 84,000     $  272,569    --           --         6,750(3)
 Edmund M. Carpenter
   Former Chairman of the        1995    $ 816,923(7)     $328,403     $1,145,326    --           --       100,000(3)
                                                                                                            79,895(4)
 Board and Chief Executive
   Officer                       1994    $ 776,923        $600,000     $1,376,923    --           --       100,000(3)
                                                                                                            74,024(4)
                                 1993    $ 733,654        $450,000     $1,183,654    --           --        87,500(3)
                                                                                                            17,500(4)
 George Falconer
   Former Vice President, Human  1995    $ 190,058        $ 57,300     $  247,358    --           --         1,509(4)
 Resources
                                 1994    $ 181,058        $ 97,000     $  278,058    --       $   15,938     9,000(3)
                                                                                                             2,241(4)
                                 1993    $ 172,058        $ 76,000     $  248,058    --           --         6,750(3)
 Joel S. Friedman
   Former Senior Vice            1995    $ 341,692        $137,400     $  449,092    --           --        30,000(3)
   President-                                                                                               15,279(4)
 Operations
                                 1994    $ 321,769        $230,000     $  551,769    --           --        30,000(3)
                                                                                                            21,673(4)
                                 1993    $ 305,154        $181,000     $  486,154    --           --        27,500(3)

                                  ALL OTHER
      NAME AND PRINCIPAL         COMPENSATION
           POSITION                  ($)
 Michael D. Lockhart
                                  $36,400(6)
 Chairman of the Board and
                                     --
 Chief Executive Officer
                                     --
 Terence D. Martin
                                  $12,615(6)
 Executive Vice President and
   Chief
                                     --
 Financial Officer
                                     --
 Edgar J. Smith, Jr.
   Vice President, General        $ 6,000(5)
                                  $ 6,720(6)
 Counsel and Secretary
                                  $ 6,000(5)
                                  $ 5,282(6)
                                  $ 9,434(5)
                                  $ 1,469(6)
 Edmund M. Carpenter
   Former Chairman of the         $ 6,000(5)
                                  $44,165(6)
 Board and Chief Executive
   Officer                        $ 6,000(5)
                                  $43,077(6)
                                  $ 9,434(5)
                                  $ 8,077(6)
 George Falconer
   Former Vice President, Human   $ 6,000(5)
                                  $ 5,482(6)
 Resources
                                  $ 6,000(5)
                                  $ 4,282(6)
                                  $ 9,434(5)
                                  $   489(6)
 Joel S. Friedman
   Former Senior Vice             $ 6,000(5)
   President-                     $16,868(6)
 Operations
                                  $ 6,000(5)
                                  $14,111(6)
                                  $ 9,434(5)
                                  $ 3,338(6)

                                                        (Footnotes on next page)

(Footnotes for preceding page)

------------
Notes:

(1) The bonus represents the amounts paid for services rendered during the specified calendar year. Such payments are made in the first quarter of the calendar year following the year in which the compensation was earned, i.e., the amount reported for 1995 reflects the amount earned for 1995 but paid in 1996. The amounts paid to Michael D. Lockhart and Terence D. Martin were the guaranteed minimum bonuses pursuant to their employment agreements.

(2) The amounts listed represent the value of the restricted stock awarded to Michael D. Lockhart on January 2, 1995; Terence D. Martin on February 2, 1995; Edgar J. Smith, Jr. on December 8, 1994; and George Falconer on December 8, 1994; such amounts are based on the closing market values on such dates.

    During 1995, 1994 and 1993, an aggregate of 199,750 shares of restricted stock was awarded to certain employees, including 125,000 shares to Mr. Lockhart in connection with his employment; 10,000 shares to Mr. Martin; 3,000 shares to Mr. Smith; 500 shares to Mr. Falconer; and 52,550 shares to five current executive officers not named in the Summary Compensation Table and other employees (including former executive officers and employees). The shares covered by the awards granted in 1995 vest at a certain rate over three-, four- or five-year periods except for Mr. Lockhart's restricted stock grant which vests based on certain Corporation performance criteria and the lapse of time (26,000 shares on September 1, 1995; 18,000 shares on September 1, 1996; 13,000 shares on September 1, 1999; and 68,000 shares on March 25, 2014). The awards granted in 1994 vest at a rate of 33 1/3% per year over a three-year period, and the awards granted in 1993 vest at a rate of 20% per year over a five-year period. During the restricted period, the holders of restricted stock have the right to vote the shares and to receive any cash dividends. The aggregate number of restricted shares held and their value as of December 31, 1995 were as follows: Mr. Lockhart, 99,000 shares/$3,205,125; Mr. Martin, 10,000 shares/$323,750; Mr. Smith, 2,000 shares/$64,750; Mr. Falconer, 334 shares/$10,813; and five current executive officers not named in the Summary Compensation Table and other employees, 41,022 shares/$1,328,087. The figures in this footnote reflect the two-for-one stock split on July 7, 1993.

    The restricted stock agreements for the executive officers and certain other corporate employees generally provide that immediately preceding a Change in Control (as defined in such agreements), the unvested restricted stock will be forfeited, and the holder will be paid cash equal to the product of the number of shares of unvested restricted stock and the Change in Control price. Payment on the unvested stock would be made on the vesting schedule dates under the restricted stock agreements; provided, however, that any remaining balance would vest and be paid out in full in the event of Involuntary Termination, as defined in the agreements.

(3) During 1995, 1994 and 1993, an aggregate of 1,159,500 shares subject to "new" stock options was granted to executive officers and other employees. The "new" stock options granted in 1995, 1994 and 1993 are all exercisable at a price equal to 100% of the fair market value on the date of grant (see footnote (4) for the replacement options). All of these options are subject to four- or five-year vesting schedules.

    Pursuant to a separation agreement between Mr. Carpenter and the Corporation, 75,000 of the 100,000 shares subject to the 1995 stock option grant, 50,000 of the 100,000 shares subject to the 1994 stock option grant and 21,875 of the 87,500 shares subject to the 1993 stock option grant were cancelled because they became exercisable on and after January 1, 1997.

    The Corporation has never repriced stock options, and the Corporation's proposed 1996 Stock Incentive Plan prohibits the repricing of stock options.

    The stock option agreements for the executive officers and certain other corporate employees generally provide that immediately preceding a Change in Control (as defined in such agreements), the stock options will be cancelled and the optionee will be paid cash equal to the difference between the option price and the Change in

                                              (Footnotes continued on next page)

(Footnotes continued from preceding page)

    Control price. Payment for vested options would be made on the date of the Change in Control. Payment for unvested options would be made on the vesting schedule dates under the option agreements; provided, however, that any unvested options would be paid out in full upon Involuntary Termination, as defined in the agreements.

(4) During 1995, 1994 and 1993, an aggregate of 336,010 shares subject to "replacement" stock options was granted to executive officers. For a description of the "replacement" options, see footnote (3) on page 16.

(5) This represents the Corporation's matching contributions under the Savings Plan which are invested in Common Stock of the Corporation. Under the Savings Plan, eligible employees may save between 3% and 17% of their pay on a combined before- and after-tax basis subject to varying limitations on contributions to ensure compliance with the Internal Revenue Code of 1986, as amended, (the "Code"). Eligible employees must elect to contribute a minimum of 3% of pay to participate. The Corporation contributes an amount equal to 3% of the pay of each employee who is actively participating in the Savings Plan after completing one year of service. The 3% contribution rate for the Corporation's contributions is increased to 4% if employee before-tax contributions of at least 3% of pay are invested in the investment fund under the Savings Plan primarily invested in shares of Common Stock of the Corporation.

(6) This represents the Corporation's matching contributions under the Corporation's Deferred Compensation Plan which are invested in "phantom stock units" (see pages 24 and 25 for a description of this Plan).

(7) The amount listed includes $146,769 of severance pay under an agreement (see page 19 for a description of the agreement).

                              OPTION GRANTS TABLE

    The following table shows the individual grants of options that were made in 1995 to each of the executive officers named in the Summary Compensation Table and the potential value at stock price appreciation rates of 0%, 5% and 10% over the term of the options. The potential value of all outstanding shares of Common Stock held by the Corporation's shareholders as of December 31, 1995 at the same appreciation rates is also shown. The 5% and 10% rates of appreciation are required to be disclosed by the Securities and Exchange Commission and are not intended to forecast possible future actual appreciation, if any, in the Corporation's stock prices. The actual value of the stock options to the executive officers will depend on the future price of the Corporation's Common Stock. The stock options will have no value to the executive officers if the price of the Corporation's Common Stock does not increase above the exercise price of the option.

[CAPTION]

                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                               ASSUMED ANNUAL RATES OF STOCK PRICE
                                       INDIVIDUAL GRANTS                           APPRECIATION FOR OPTION TERM
                    NUMBER OF
                   SECURITIES         % OF TOTAL
                   UNDERLYING          OPTIONS
                     OPTIONS          GRANTED TO    EXERCISE OR
                     GRANTED         EMPLOYEES IN   BASE PRICE    EXPIRATION
      NAME           (#)(1)              1995         ($/SH)         DATE           0%($)               5%($)

Michael D.
Lockhart              60,000(2)         9.9281%      $ 38.2500       6/15/05    $    0           $     1,443,563
                      40,000(2)         6.6187%      $ 32.2500      11/17/05                     $       811,414

Terence D. Martin     30,000(2)         4.9640%      $ 33.5000        2/2/05    $    0           $       632,148
                      48,000(2)         7.9424%      $ 38.2500       6/15/05                     $     1,154,850

Edgar J. Smith,
Jr.                   10,000(2)         1.6546%      $ 38.2500       6/15/05    $    0           $       240,594
                       5,460(3)          .9034%      $ 36.1300      10/19/99                     $        50,523
                       4,968(3)          .8220%      $ 36.1300       2/21/01                     $        61,254

George Falconer        1,509(3)          .2496%      $ 36.0000      10/20/98    $    0           $        10,570

Edmund M.
Carpenter             25,000(2)(4)      4.1367%      $ 38.2500      10/19/00    $    0           $       285,034
                      22,018(3)         3.6432%      $ 36.1300      10/20/98                     $       156,315
                      25,260(3)         4.1797%      $ 37.8800        5/2/98                     $         9,529
                      17,138(3)         2.8358%      $ 36.0000      10/20/98                     $       101,484
                       7,911(3)         1.3090%      $ 36.0000        5/2/98                     $        39,356
                       7,568(3)         1.2522%      $ 36.0000      10/19/99                     $        60,622

Joel S. Friedman      30,000(2)         4.9640%      $ 38.2500      12/31/00    $    0           $       356,637
                      15,279(3)         2.5281%      $ 36.0000      12/31/00                     $       181,427

All Shareholders         N/A               N/A             N/A           N/A    $    0           $ 1,004,998,380(5)

      NAME               10% ($)
Michael D.
Lockhart           $     3,658,416
                   $     2,056,364
Terence D. Martin  $     1,602,051
                   $     2,926,733
Edgar J. Smith,
Jr.                $       609,735
                   $       110,701
                   $       138,030
George Falconer    $        22,559
Edmund M.
Carpenter          $       635,589
                   $       333,880
                   $       313,812
                   $       215,753
                   $        81,935
                   $       130,944
Joel S. Friedman   $       799,443
                   $       409,881
All Shareholders   $ 2,546,963,426(5)

                                                        (Footnotes on next page)

(Footnotes for preceding page)

------------
Notes:

(1) Options are exercisable at prices equal to 100% of the fair market value on the date of grant.

(2) The "new" options granted in 1995 may be exercised during a period that begins one year after the date of grant and ends ten years after the date of grant and are subject to a four-year vesting schedule.

(3) Each of these represents a "replacement" ("reload") option which is an option granted when an optionee exercises a stock option by surrendering shares of Common Stock which the optionee already owns in payment of the exercise price. The "replacement" option covers the number of shares surrendered in the option exercise (including shares for applicable taxes) and has an exercise price equal to the market price on the date of exercise of the original option. The expiration date of the "replacement" option is the same as the expiration date of the option that was exercised. The "replacement" option becomes exercisable one year from the date the original option was exercised; provided, however, that the "replacement" option will be forfeited if the shares acquired on the exercise of the original option are sold for cash prior to holding them for at least one year.

(4) Edmund M. Carpenter was originally granted a stock option for 100,000 shares in 1995. However, pursuant to a separation agreement between Mr. Carpenter and the Corporation, 75,000 of the 100,000 shares were cancelled because they would have become exercisable on and after January 1, 1997. Accordingly, the figures apply to the remaining 25,000 shares subject to this option.

(5) These amounts represent the growth in total shareholder value for a ten-year period at 5% and 10% annually, using a base price of $32.375 and 49,351,752 shares of Common Stock outstanding as of December 31, 1995 (excluding treasury shares). The percentage relationship of the potential realizable value for all the executive officers named in the Summary Compensation Table to that of all shareholders is .56%.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

    The following table summarizes 1995 information relating to exercised and unexercised options for each executive officer named in the Summary Compensation Table.

                                                                                                            VALUE OF UNEXERCISED
                                                                                NUMBER OF SECURITIES        IN-THE-MONEY OPTIONS
                                                                               UNDERLYING UNEXERCISED      AT DECEMBER 31, 1995 ($)
                                          AGGREGATED OPTION EXERCISES            OPTIONS HELD AT         BASED ON $32.375 CLOSING
                                                    IN 1995                     DECEMBER 31, 1995        PER SHARE STOCK PRICE (1)
                                        SHARES ACQUIRED   VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE
                  NAME                  ON EXERCISE (#)       ($)(1)           (#)            (#)            ($)

 Michael D. Lockhart                        --                 --             36,000        244,000          --
 Terence D. Martin                          --                 --             --             78,000          --
 Edgar J. Smith, Jr.                         12,129         $  120,231        34,597         38,554       $  20,329
 George Falconer                             21,370         $  230,513        18,233         19,635       $  15,992
 Edmund M. Carpenter                         96,954         $1,147,144       311,366        211,770       $ 237,483
 Joel S. Friedman                            21,315         $  254,928       136,504        105,529       $ 117,105

                                          UNEXERCISABLE
                NAME                         ($)
 Michael D. Lockhart                      $   5,000
 Terence D. Martin                          --
 Edgar J. Smith, Jr.                      $  14,763
 George Falconer                          $  14,763
 Edmund M. Carpenter                      $  97,609
 Joel S. Friedman                         $  45,856

------------
Note:

(1) Market value of shares of Common Stock at exercise or at December 31, 1995 minus the exercise price.

                               PENSION PLAN TABLE

    The following table shows the estimated annual retirement benefits payable based on the formula under the Corporate Retirement Plan of General Signal Corporation (the "Corporate Retirement Plan") and the Benefit Equalization Plan. This table assumes the normal retirement age of 65 for specified earnings and years of service, and that the employee will elect a straight-life annuity rather than one of the various survivor options. The annual retirement benefits payable under any alternative survivor option will be lower than the amounts shown in the table.

    As permitted by the Code and the Employee Retirement Income Security Act of 1974, as amended, to the extent that benefits must be reduced under the Corporate Retirement Plan due to limitations prescribed under Sections 401(a)(17)and 415 of the Code, the Corporation is authorized to pay retirement benefits out of the general funds of the Corporation under a non-qualified Benefit Equalization Plan. Benefits are calculated to equal the reduction.

    Amounts shown are the benefits based on the current Covered Compensation amount of $25,800 applicable to 1995. Earnings covered by the Corporate Retirement Plan and the Benefit Equalization Plan for the executive officers named in the Summary Compensation Table correspond with the total (salary and bonus) column shown in the Summary Compensation Table. Benefits for eligible employees are computed under a formula integrated with Social Security based upon years of service and average earnings during the five consecutive years of highest earnings during the employee's service with the Corporation.

                     ESTIMATED ANNUAL RETIREMENT BENEFITS

 AVERAGE                     TOTAL PROJECTED YEARS OF SERVICE
 ANNUAL     -------------------------------------------------------------------
EARNINGS      10          15          20          25          30          35

$ 200,000    28,710      45,565      62,420      79,275      96,130     111,130

  400,000    58,710      93,065     127,420     161,775     196,130     226,130

  600,000    88,710     140,565     192,420     244,275     296,130     341,130

  800,000   118,710     188,065     257,420     326,775     396,130     456,130

1,000,000   148,710     235,565     322,420     409,275     496,130     571,130

1,200,000   178,710     283,065     387,420     491,775     596,130     686,130

1,400,000   208,710     330,565     452,420     574,275     696,130     801,130

1,600,000   238,710     378,065     517,420     656,775     796,130     916,130


------------
Note:

(1) As of December 31, 1995, the years of credited service for the executive officers named in the Summary Compensation Table were as follows: 2.7 years for Michael D. Lockhart; 2.5 years for Terence D. Martin; 35.9 years for Edgar J. Smith, Jr; 25.7 years for George Falconer; 14.7 years for Edmund M. Carpenter; and 27.1 years for Joel S. Friedman. The foregoing years of credited service include additional years of service recognized under employment agreements with Michael D. Lockhart (1.5 years for each year of employment), Terence D. Martin (2.0 years for each year of employment), Edmund M. Carpenter (7 additional years), Joel S. Friedman (4 additional years), and, in the cases of Michael D. Lockhart and Edmund M. Carpenter, pension benefits from their previous employers will be offset against the pension benefits payable to them by the Corporation.

    The Corporation has a Change in Control Severance Pay Plan for executive officers providing for a lump sum payment equal to thirty-six months of compensation in the event of Involuntary Termination within two years after a Change in Control as such terms are defined in the Plan. In addition, the executive officers will continue to receive all benefits applicable to active salaried employees for a period of thirty-six months following Involuntary Termination. This Plan also covers certain other key employees but at different levels of benefits than the foregoing.

    The Corporation has an agreement with Michael D. Lockhart, who became President and Chief Operating Officer of the Corporation and a member of the Board of Directors on October 3, 1994. Subsequently, he became Chairman of the Board and Chief Executive Officer on October 19, 1995. In connection with his employment, the Corporation established an unfunded deferred compensation account in the amount of $711,900 on January 2, 1995, designed to yield $2,100,000 at age 62 (year 2011) calculated at a 7% rate. After seven years, 10% of the principal will vest each year, and a full payment of the principal and interest will be available at age 62. If Mr. Lockhart is involuntarily terminated, other than for cause, prior to October 3, 1997 (three years from his date of employment), he will be entitled to be treated as if he were an "employee" until October 3, 1997 for purposes of salary, bonus, stock options and restricted stock awards, pension and other employee benefits.

    The Corporation has an agreement with George Falconer, who retired on January 31, 1996, to provide certain consulting services for the Corporation until January 31, 1997 for a fixed annual fee of $100,000 payable monthly plus expenses. In addition, under such agreement his company automobile with a value of $27,525 was transferred to him in February 1996.

    Edmund M. Carpenter resigned as Chairman of the Board and Chief Executive Officer of the Corporation on October 19, 1995. The separation agreement entered into in connection with his resignation provides that the Corporation, until the end of this year or, if earlier, his commencement of substantially full-time employment, will continue his base salary of $830,000, and reimburse or pay certain life insurance and health coverage premiums and certain office expenses. Pursuant to such agreement, Mr. Carpenter also was paid in February 1996 his 1995 incentive compensation bonus prorated to October 19, 1995 of $328,403, and his company automobile with a value of approximately $67,000 will be transferred to him shortly. The Corporation agreed to supplement his pension benefits under the Corporate Retirement Plan and the Benefit Equalization Plan as if his employment with the Corporation continued until the end of this year when he will reach 55. Such agreement also provides that his stock options will continue to vest through the end of this year and be exercisable for the original terms, but in no event later than October 19, 2000. Options that would have become exercisable on and after January 1, 1997 were cancelled. The Corporation's matching contributions under the Deferred Compensation Plan for deferrals made prior to October 20, 1995 will continue to vest as if his employment had continued until October 16, 1996.

    The Corporation has an agreement with Joel S. Friedman, who relinquished his position as Senior Vice President--Operations on December 31, 1995. Pursuant to such agreement, following Mr. Friedman's early retirement on December 31, 1995, he was paid a one-time lump sum of $110,000 in January 1996, and he will receive a severance payment in the aggregate of $525,000 paid bi-weekly until June 30, 1997. If he is not employed full-time by June 30, 1997, he will continue to be paid on a bi-weekly basis at the annual rate of $350,000 per year until the earlier of: (a) the date he is employed full-time or (b) June 30, 1998. The Corporation agreed to supplement his pension benefits by providing him the additional pension benefits that he would have been entitled to receive under the Corporate Retirement Plan and the Benefit Equalization Plan if he had remained employed with the Corporation until December 1, 1999, by giving recognition to such additional age and service credit. This supplement resulted in a lump sum payment to him in the amount of $530,540 in February 1996. Under such agreement, the Corporation's matching contributions under the Deferred Compensation Plan for deferrals made prior to December 31, 1995 were paid to him, and his company automobile with a value of $28,250 was transferred to him in March 1996.

                  PERFORMANCE GRAPH ON COMPARISON OF FIVE-YEAR
                         CUMULATIVE TOTAL RETURN AMONG
               GENERAL SIGNAL CORPORATION, THE S&P 500 INDEX AND
                            THE S&P CAP GOODS INDEX

    The following graph sets forth a five-year comparison of total cumulative return for the Common Stock of the Corporation ("GSX"), the S&P 500 ("S&P 500") Index and the S&P Cap Goods Index ("S&P CAP GOODS"). It assumes $100 invested on December 31, 1990 in the Common Stock of the Corporation, the S&P 500 Index and the S&P Cap Goods Index. Total return assumes the reinvestment of dividends quarterly and a fiscal year ending December 31.

                                        [GRAPH]

                $250 --------------------------------------------------

                 225 -

                 200 -

                 175 -

                 150 -

                 125 -

                 100 -

                  75 -

                  50 - ------------------------------------------------
                           1990    1991    1992    1993    1994    1995


GSX           $100     $145.41     $172.53     $199.83     $190.37     $198.90
S&P500        $100     $130.34     $140.25     $154.32     $156.42     $214.99
S&P CAP GOODS $100     $117.81     $120.67     $136.89     $147.32     $197.39

             REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

INTRODUCTION

    The Personnel and Compensation Committee of the Board of Directors (the "Committee") assists the Board of Directors in overseeing the compensation of the executive officers and administers the executive compensation programs. The Committee is composed of six independent, non-employee directors. The Committee reviews the compensation of the executive officers and makes recommendations to the Board of Directors with respect to the compensation of the Chairman and Chief Executive Officer and the executive officers reporting to him. The Committee meets in executive session to evaluate the performance of such individuals and reports on that evaluation to the independent directors of the Board. In addition, the Committee has available to it, and does employ, from time to time, the services of an independent consultant on compensation and benefit matters.

    The Corporation's compensation philosophy is based on the belief that compensation of its executive officers and key employees should be linked with business strategy and operating performance. The total compensation program is designed to attract, retain and reward employees and to provide an appropriate linkage between executive compensation and the creation of shareholder value. To achieve this linkage, executive salaries and incentive bonuses are paid on the basis of the Corporation's performance.

    In addition, the grant of stock options and restricted stock awards provide an important incentive in building shareholders' wealth and aligning the interests of employees and shareholders. In total, the combination of these elements of compensation provides motivation for achieving short-term results, as well as building and enhancing the long-term interests of the Corporation and its shareholders.


INDEPENDENT COMPENSATION CONSULTANT REVIEW

    The Committee periodically uses the services of an independent compensation consultant to evaluate the Chief Executive Officer's total compensation package and to measure competitive status of the Corporation's compensation programs. The Committee's consultant periodically updates and reviews the total compensation packages of the Chief Executive Officer and the executive officers reporting to him and compares them with a group of peer companies.

    The companies used for comparison represent organizations that, individually and collectively, participate in the spectrum of industries in which the Corporation is involved. The specific group is comprised of manufacturing companies which are of similar size, structure, product offerings or location and are participants in national compensation databases that permit compensation comparisons on an ongoing basis. The individual companies are chosen by the independent consultant after consultation with the Corporation's management and members of the Committee. These companies are all represented in the S&P Cap Goods Index with the only exception being certain organizations whose activities the Committee believes are particularly relevant for comparison to the Corporation.

    After review of these and other compensation resources, the consultant concluded, and the Committee and Board concurred, that the Corporation's compensation package and processes were competitive and appropriate. Based on this review, base salary recommendations for 1995 were developed.

BASE SALARY

    The Committee annually establishes base salaries for the Corporation's senior executives by review of recommendations submitted by the Chief Executive Officer and the Corporation's senior Human Resources executive. The Committee approves or modifies, as it deems appropriate, the base salary plan developed by the Human Resources staff. This plan is based on industry, peer group, and national compensation surveys.

    The Corporation maintains access to several national compensation databases that are gathered, updated, and published annually by well known compensation consulting firms. Most of the 109-company S&P Cap Goods Index, selected by the Corporation as an index utilized to illustrate the comparisons in the five-year cumulative total return performance graph shown on page 20, are included in one or more of these national databases.

    With the primary objective of creating and maintaining a compensation program that attracts, retains and motivates the best executive talent available, the Committee considers several sets of factors when determining base salaries for the Corporation's senior executives. It first reviews the data provided from the surveys to determine the general mid-range of salaries for positions of similar responsibility in companies of like size, structure, product offerings or location. From this basis the Committee considers the perceived quality of the individual's performance as well as the complexity of the position's individual responsibilities and accountabilities.

    The attainment of the specific goal of planned earnings-per-share for the prior year is the factor most heavily weighed for 1995 salary changes in the cases of the Chief Executive Officer and his executive staff. In 1994, the Corporation exceeded its earnings-per-share goal. The Corporation's net income for 1994 was impacted by the planned divestiture of two businesses, the failed bid for Reliance Electric Company which provided $50 million in termination fees, fourth quarter charges of $46 million to benefit continuing operations and four bolt-on acquisitions. The Committee also weighs the value of achievement of subjective factors such as demonstrated management ability, initiative, and contributions towards the Corporation's goal of leadership within the industries in which it competes. Based on the foregoing factors, the Executive Officers received individual increases. In addition, Mr. Lockhart's salary increase reflected his promotion to Chairman and Chief Executive Officer in October 1995.


SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN AND THE INCENTIVE COMPENSATION PLAN

    On April 20, 1995, the shareholders approved the General Signal Corporation Senior Executive Incentive Compensation Plan (the "Plan") effective as of January 1, 1995. Eligibility under this Plan is limited to the Chief Executive Officer and any individuals employed by the Corporation at the end of any calendar year who appear in the Summary Compensation Table of the Corporation's Annual Proxy Statement to Shareholders for that year. It is intended that awards under this Plan which are based solely on the achievement of financial objectives will be treated as performance-based compensation within the meaning of Section 162(m) of the Code, thereby qualifying for exclusion under the $1 million limitation on deductibility of executive compensation.

    Under this Plan, each participant will be eligible to receive a share of an incentive compensation pool; provided, however, that the Committee will have full discretion to reduce or eliminate the share for any participant for any plan year. The incentive compensation pool for any plan year will equal 5% of operating earnings of the Corporation for that plan year, and it will be based on reported operating earnings in the Corporation's financial statements included in the Corporation's Annual Report to Shareholders. The financial statements will be prepared in accordance with generally accepted accounting principles and will be audited by the Corporation's external auditors. For purposes of this Plan, reported operating earnings may be adjusted to exclude or include items of an unusual, non-recurring or extraordinary nature as will be specifically defined by the Committee prior to the end of the first quarter of the plan year. In the event that the Committee pays out less than the amount of the incentive compensation pool for any plan year, the amount which is not paid out may, at the Committee's sole discretion, be added to the incentive compensation pool that is available for any subsequent plan year or years. Each participant will be eligible to receive a maximum award of 30% of the incentive compensation pool for the applicable plan year.

    By the end of the first quarter of each plan year, the Committee will approve the amount of each participant's share of the incentive compensation pool. Following each plan year, the Committee will certify the total amount of the incentive compensation pool. In determining the amount to be paid to a participant, the Committee will consider a number of performance factors based on individual merit and on the level of achievement of the earnings-per-share goal and the progress in carrying out the Corporation's objectives and strategies. Awards under the Plan will be paid in cash as soon as practicable after the plan year, except to the extent deferred pursuant to the Corporation's Deferred Compensation Plan.

    The incentive compensation pool for 1995 was $9.0 million, and the maximum individual award was $2.7 million. The actual awards determined by the Committee for 1995 under this Plan for participants were limited to the actual awards that would have been determined under the Corporation's Incentive Compensation Plan.

    Under the Corporation's Incentive Compensation Plan, key employees of the Corporation annually may be awarded bonuses determined by the Committee. Executive officers, unit presidents and virtually all senior staff managers throughout the Corporation are eligible for participation in the Incentive Compensation Plan.

    The purpose of the Incentive Compensation Plan is to recognize employees of the Corporation and its business units in significant positions who contribute materially to the success of the business by their ability, ingenuity and industry, and to reward such contributions. The Committee reviews the administration of the overall Incentive Compensation Plan, sets target awards and performance goals, and recommends to the Board of Directors the annual awards for executive officers, including the Chairman. Utilizing information from industry, peer group and national compensation surveys, each participant has a competitive "target" percentage of total salary paid based on the individual's salary grade level.

    At the beginning of each year the Committee approves corporate goals that provide the basis for the payment of awards. Business unit performance is measured against goals for operating income, return on capital and cash flow, while corporate performance is measured against earnings-per-share goals. The combined achievement of business unit goals along with overall corporate initiatives reflecting management's tactical overview during the year result in the earnings-per-share of the Corporation. The bonuses awarded to the executive officers reflect the results of individual unit and corporate performance goals as well as the Committee's subjective judgment with respect to each individual's contribution to the achievement of applicable goals.

    In 1995, most of the Corporation's continuing operating units achieved or exceeded individual measurement goals. Some units received no award based on their failure to attain their goals. Overall, the Corporation did not achieve its earnings-per-share goal, and awards for corporate executives were formulated on that basis. The Incentive Compensation Plan is among the strongest linkages between individual performance and the earnings performance which drives shareholder value over the short term.


STOCK OPTION/RESTRICTED STOCK

    The program of granting stock options and restricted stock is intended to create long-term incentives to increase shareholder value. The Committee grants stock options annually to management personnel to align their interests with the long-term interests of shareholders. The Committee also grants restricted stock selectively to attract new management and to recognize important individual contributions.

    The Committee approved stock option grants to executive officers and Unit Presidents in 1995. The level of grants to executives was determined in a manner similar to the method used for development of base salary. Competitive data from industry, peer group and national surveys of long-term incentive plans were examined and implemented at the mid-range of positions of similar responsibility in companies of like size, structure, product offerings or location.

    In addition, the Committee has authorized a replacement ("reload") provision for unexercised stock options to encourage the early exercise and holding of stock option shares by executives subject to the ownership guidelines. Under this feature, a replacement option is granted when an optionee exercises a stock option by surrendering shares of Common Stock which the optionee already owns in payment of the exercise price. The replacement option covers the number of shares surrendered in the option exercise (including shares for applicable taxes) and has an exercise price equal to the market price on the date of exercise. The expiration date of the replacement option is the same as the expiration date of the option that was exercised. The replacement option becomes exercisable one year from the date the original option was exercised; provided, however, that the replacement option will be forfeited if the shares acquired on the exercise of the original option are sold for cash prior to holding them for at least one year.


STOCK OWNERSHIP GUIDELINES

    In 1993, the Committee established ownership guideline levels of the Corporation's stock for executive officers and Unit Presidents. The guidelines are calculated by reference to the value of the Corporation's shares as a multiple of base salary: five times for the Chairman and Chief Executive Officer, three times for Executive Vice Presidents and one or two times for other senior executives. Individuals are expected to have progressed at least halfway toward the goal within three years, and if the target is not reached in five years, incentive compensation bonuses will be paid in restricted stock until the ownership level is achieved. The shares held by an individual in the Corporation's Savings Plan, in "phantom stock units" under the Deferred Compensation Plan discussed below, or outright, will be included. However, unexercised stock options will not be included in meeting the ownership goal.

    The Deferred Compensation Plan was also established in 1993. It offers the choice for executives subject to the ownership guidelines to defer certain compensation on a pre-tax basis to make up benefits

(including matching contributions) lost due to restrictions on the Savings Plan imposed by the Code. The matching contributions will be forfeited in the event the employee leaves the employ of the Corporation for any reason, other than death or disability, prior to one year from the date such matching contributions are allocated to the employee's account. The compensation deferred will be credited in "phantom stock units" of the Corporation based on the value of shares of Common Stock of the Corporation, except that at age 62 a participant may convert all or part of the "phantom stock units" in this portion of the Plan into a Fixed Income Balance (which is the investment equivalent of an investment in the Fixed Income Fund under the Savings Plan).

    The Deferred Compensation Plan also permits the deferral of all or part of the incentive compensation bonuses into "phantom stock units" with the Corporation contributing an amount equal to 10% of the deferral, also in "phantom stock units", which deferral and 10% contribution will be forfeited in the event the employee leaves the employ of the Corporation for any reason, other than death or disability, prior to one year from the date of the deferral. The value of the "phantom stock units" at the time of distribution is payable in cash. The "phantom stock units" under both portions of this Plan are subject to certain restrictions and count toward the ownership guidelines.

    The Committee believes that the various stock incentive programs implemented as vehicles for achieving meaningful executive stock ownership requirements provide a primary means of relating the interests of executives to the interests of shareholders. This results in substantial personal investment tied to the performance of the Corporation's shares so that the linkage of executives to shareholders is significant.


CORPORATE PERFORMANCE AND CEO COMPENSATION

    Michael D. Lockhart's salary was $610,000 and his incentive compensation bonus was $300,000 for a total of $910,000 for 1995, which were both determined pursuant to his employment agreement. In connection with his promotion to Chairman and Chief Executive Officer in October 1995, his annual base salary was raised from $600,000 to $650,000. Edmund M. Carpenter's salary was $816,923 (including $146,769 of severance pay) and his incentive compensation bonus was $328,403 for a total of $1,145,326 for 1995. The determination of Mr. Carpenter's 1995 incentive compensation bonus was based on the level of achievement of the earnings-per-share goal and the progress in carrying out the Corporation's objectives and strategies. The incentive compensation levels of the other executive officers were determined on the same principles.

    The Corporation's net income for 1995 was impacted by the Corporation recording before-tax charges of $20.1 million for the acquisition of Best Power Technology and Data Switch Corporation and by recording after-tax charges of $64.0 million for additional expected losses on the dispositions of the Leeds & Northrup and Dynapower/Stratopower businesses.


INTERNAL REVENUE CODE SECTION 162(M)--IMPLICATIONS FOR EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to any of the executive officers named in the Summary Compensation Table. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Corporation's policy is to maximize the deductibility of executive compensation so long as deductibility is compatible with the more important objective of maintaining competitive and motivational total compensation based on performance. To this end, on April 20, 1995, the shareholders approved a performance-based incentive compensation plan for senior executives (see pages 22 and 23 for a description of the General Signal Corporation Senior Executive Incentive Compensation Plan).


COMMITTEE CONCLUSION

    The Committee believes that the caliber and motivation of the Corporation's employees and the quality of their leadership determine the Corporation's long-term performance. The Committee further believes that it is in the shareholders' interests to compensate executives well when performance meets or exceeds high standards set by the Board, so long as there is an appropriate downside risk to compensation when performance falls short of such high standards. The Committee believes that the Corporation's current compensation program meets these requirements and is deserving of shareholders' support.

    This report is respectfully submitted by the Committee, composed of:

        Ronald E. Ferguson, Chairman

        Ralph E. Bailey

        Ursula F. Fairbairn

        John P. Horgan

        Richard J. Kogan

        John R. Selby


                            PROPOSAL 2--APPROVAL OF
                         THE GENERAL SIGNAL CORPORATION
                           1996 STOCK INCENTIVE PLAN


INTRODUCTION

    On March 21, 1996, the Board of Directors adopted, subject to shareholder approval, the 1996 Stock Incentive Plan (the "1996 Plan") as a successor to the Corporation's 1992 Stock Incentive Plan (the "1992 Plan") which will terminate on April 22, 1997 except as to outstanding awards. The Board of Directors, having considered the fact that there are insufficient shares of Common Stock remaining of the 1,800,000 shares originally available under the 1992 Plan, believes that the Corporation needs a plan to continue the stock option and restricted stock program to remain competitive in total compensation, including salaries, benefits and incentives, so as to maintain its ability to attract, retain and reward employees. The 1996 Plan continues to provide for grants of stock options and restricted stock to employees and additionally provides for grants of performance shares and performance units to employees.

    In addition, the 1996 Plan continues to provide an opportunity for non-employee directors to increase their ownership in shares of the Corporation by allowing non-employee directors to elect to defer all or a portion of their annual director's cash compensation and to receive in lieu thereof restricted stock.

    It is proposed that the aggregate number of shares of Common Stock available for issuance under the 1996 Plan be 2,400,000 shares (subject to adjustment in the event of certain changes in the capitalization of the Corporation). Such shares, which would constitute approximately 4.84% of currently outstanding shares, may be either authorized but unissued shares or issued shares reacquired by the Corporation. The shares available for granting awards in any year shall be increased by any shares represented by options or other awards granted under the 1996 Plan or the Corporation's 1992 Stock Incentive Plan which have been canceled, terminated, forfeited or expire unexercised for any reason.

    The Board of Directors may amend or modify the 1996 Plan without shareholder approval, except to increase the maximum number of shares which may be issued under the 1996 Plan (other than in the case of adjustments to reflect future stock dividends and other relevant capitalization changes), permit the granting of options at less than 100% of fair market value at time of grant, change the class of persons eligible to participate in the 1996 Plan or make any other amendment for which shareholder approval is required pursuant to rules promulgated by the Securities and Exchange Commission or required by the Code.


SUMMARY OF THE PLAN

    The full text of the 1996 Plan is set forth in Exhibit A to this Proxy Statement. The following summary of certain of its provisions is qualified in its entirety by reference to the 1996 Plan.


OPTIONS, RESTRICTED STOCK, PERFORMANCE SHARES AND PERFORMANCE UNITS APPLICABLE TO EMPLOYEES

    A Committee consisting of a minimum of two directors ineligible to receive awards applicable to employees (the "Committee") shall administer the portion of the 1996 Plan with respect to options, restricted stock, performance shares and performance units applicable to employees. The Board of Directors has authorized the Personnel and Compensation Committee to serve as the Committee. Each option, share of restricted stock, performance share and performance unit granted will be evidenced by a written instrument containing such terms and conditions not inconsistent with the 1996 Plan as the Committee may determine. No determination has been made as to the persons to whom awards will be granted or the number of shares or units that will be granted to any particular person.

    The 1996 Plan expressly authorizes the Committee to provide in any option, restricted stock, performance share or performance unit granted to an employee that, in the event of a change in control of the Corporation (as defined by the Committee), such option, restricted stock, performance share or performance unit will be canceled (forfeited) on a date specified by the Committee and that the employee will be entitled to receive in lieu thereof cash payments or shares subject to such terms as to amount, vesting, and payout as the Committee may prescribe. Alternatively, the Committee may provide for full vesting or immediate exercisability of an award in the event of such a change in control subject to such terms and conditions as the Committee may prescribe.

    The 1996 Plan provides that the Corporation has the right to deduct from all amounts paid in cash any taxes required by law to be withheld. In the case of payments of awards in the form of Common Stock, the participant will be required to pay to the Corporation the amount of any taxes required to be withheld with respect to such Common Stock; or alternatively, the Corporation has the right to retain, or sell without notice, a sufficient number of shares to cover the amount required to be withheld.

    Stock Options

    Options granted under the 1996 Plan may be either incentive stock options ("ISOs"), as defined in the Code, or non-qualified options, which do not meet the requirements of ISOs. At the discretion of the Committee, options may be granted to replace shares of the Corporation's Common Stock used as part or all of the purchase price of other options under the 1996 Plan or any other stock option plan of the Corporation. The maximum number of shares of Common Stock with respect to which any option or options may be granted to any optionee in any one taxable year of the Corporation shall not exceed 300,000 shares under the 1996 Plan or any other stock option plan of the Corporation. Options shall be at purchase prices not less than 100% of fair market value at time of grant. The 1996 Plan prohibits the repricing of stock options. On March 11, 1996, the closing price of the Corporation's Common Stock was $35.625 per share. Each option will be exercisable on such date, during such period and for such number of shares as determined by the Committee, but not for more than ten years from the date of grant. After the death or termination of employment of an optionee, the option will be exercisable within a limited period but not later than the expiration date of the option.

    In addition to the exercise of an option for cash, the 1996 Plan contains two alternative methods of exercising options. First, an option holder may deliver shares of Common Stock equal in value to the cash that would be required to exercise an option. Under this method, an option holder exercising a stock option may deliver an affidavit attesting to the ownership of the number of shares required instead of delivering the shares. Second, the Corporation may substitute compensation to an optionee in the form of cash or Common Stock in an amount not to exceed the difference between the option price and the fair market value of the shares under option at that time. Either method requires the approval of the Committee. The Committee's present guideline under existing stock option plans, which may be changed in the future, is that substitute compensation is not available. However, the proper officers have been authorized by the Committee to accept shares of Common Stock as the exercise price of an option until such time as a contrary determination is made by the Committee.

    Restricted Stock

    Restricted stock may be granted under the 1996 Plan, and the lapse of restrictions on restricted stock may be conditioned upon the attainment of specific performance goals or such other factors as the Committee may determine.

    In making an award of restricted stock, the Committee will determine what restrictions shall apply and the period during which the stock is subject to such restrictions. During the restriction period, the employee may not sell, transfer, pledge or assign the restricted stock. The certificate evidencing the restricted stock will remain in the possession of the Corporation until the restrictions have lapsed.

    Upon the termination of the employee's employment for any reason during the restriction period, restricted stock will either vest or be subject to forfeiture, in accordance with the terms and conditions of the award. During the restriction period, the employee will have the right to vote the restricted stock and to receive any cash dividends.

    Performance Shares and Performance Units

    Performance shares or performance unit awards may be granted under the 1996 Plan. The Committee will determine a performance period (the "Performance Period") of one or more years and will determine the performance objectives for grants of performance shares and performance units.

Performance objectives may vary from participant to participant and shall be based upon such performance criteria as the Committee may deem appropriate. Performance Periods may overlap and participants may participate simultaneously with respect to performance shares and performance units for which different Performance Periods are prescribed.

    At the beginning of a Performance Period, the Committee shall determine for each participant or group of participants with respect to that Performance Period the range of number of shares, if any, in the case of performance shares, and the range of dollar values, if any, in the case of performance units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to a participant as an award if the relevant measure of performance of the Corporation for the Performance Period is met.

    If during the course of a Performance Period there should occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, performance shares and performance units for which the Performance Period was prescribed will be forfeited.

    Each performance share or performance unit may be paid in whole shares, or cash, or a combination of shares and cash either as a lump sum payment or in installments, all as the Committee shall determine at the time of grant of the performance share or performance unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.


RESTRICTED STOCK APPLICABLE TO NON-EMPLOYEE DIRECTORS WITH RESPECT TO DIRECTORS' FEES


    The Secretary of the Corporation shall administer the portion of the 1996 Plan with respect to restricted stock applicable to non-employee directors. Since the restricted stock is based on deferral elections by non-employee directors, this function will be limited to matters of interpretation and administrative oversight. Each non-employee director may elect to defer all or part of his or her regular cash compensation as a director into restricted stock subject to a five-year restriction period. In consideration for forgoing cash compensation, the value of the restricted shares shall be 10% greater than the amount of the director's cash compensation elected to be deferred.

    Restricted stock which is issued under the 1996 Plan shall be represented by a stock certificate in the name of the director. Such director is entitled to vote the restricted stock, to receive any cash dividends and to exercise other shareholder rights with respect to the restricted stock, except that (a) the Corporation may retain custody of the stock certificate during the restriction period and (b) the director may not sell, transfer, pledge or assign the stock during the restriction period. The 1996 Plan specifies the circumstances under which restrictions on the restricted stock will lapse. Such director may elect in writing at least three months before the end of any restriction period irrevocably to redefer restricted stock for additional five-year periods in accordance with the terms of the 1996 Plan.

NEW PLAN BENEFITS UNDER THE 1996 PLAN

    The Committee has made no determinations with respect to grants of options, restricted stock, performance shares or performance units to officers and employees under the 1996 Plan. Further, since the grant of stock options, restricted stock, performance shares or performance units under the 1996 Plan is entirely within the Committee's discretion and based upon the performance of the Corporation and each of the individual plan participants, it is not possible to determine the amount of stock options, restricted stock, performance shares or performance units that would have been granted for the last completed fiscal year if the 1996 Plan had been in effect. Under the 1996 Plan, each non-employee director may elect to defer all or part of his or her cash compensation and receive a number of shares of restricted stock equal to the amount of the deferral, and the amount so deferred will be increased by 10% for purposes of determining the amount of restricted stock to be credited to such director.


FEDERAL INCOME TAX CONSEQUENCES

    The following summary is intended only as a general guide as to the Federal income tax consequences under current law with respect to participation in the 1996 Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

    Incentive Stock Options

    No taxable income would be realized by the optionee upon the grant or exercise of an incentive stock option. If there were no disposition of the option shares until more than two years after the option is granted and more than one year after the option is exercised, the gain or loss realized by the optionee on the sale of such shares would be treated as long-term capital gain or loss, and the Corporation would not be entitled to any income tax deduction by reason of the grant or exercise of the option. If the option shares were disposed of in a sale, exchange, gift or other "disqualifying disposition" prior to the expiration of the two-years-from-grant/one-year-from-exercise holding period, generally (a) the optionee would realize ordinary income in the year of such disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise of the option over the option price thereof (except that, if the disposition is a sale or exchange of the type on which a loss, if sustained, would be recognized to such optionee, ordinary income would be realized by such optionee in an amount equal to only the gain realized on such sale or exchange if such gain is less than such excess) and would realize capital gain on the balance of the gain, and (b) the Corporation would be entitled to a deduction for such year in the amount of the ordinary income so realized. Although the exercise of an incentive stock option would not produce ordinary income to the optionee, it would produce an increase in the optionee's alternative minimum taxable income.

    Non-Qualified Options

    No taxable income would be realized by the optionee upon the grant of a non-qualified option. On exercise, the excess of the fair market value of the shares at the time of exercise over the option price of such shares would be treated as compensation. Any amounts treated as compensation (a) would be taxable as ordinary income in the year of exercise, (b) would be subject to withholding for Federal income tax purposes, and (c) generally would be an allowable income tax deduction to the Corporation. The optionee's tax basis for shares acquired upon exercise of a non-qualified option would be equal to the option price paid for the shares plus any amounts treated as compensation. If an optionee were to hold shares acquired pursuant to the exercise of a non-qualified option for more than one year after the exercise of such option and then were to sell such shares for more than their basis, the optionee would generally be entitled to long-term capital gain treatment on the difference.

    Restricted Stock, Stock Awards, Performance Share and Performance Unit
Awards

    No income would be realized by a participant in connection with the grant of a restricted stock, performance share or performance unit award. If payments were made in cash, the participant would be required to include as ordinary income the amount of cash awarded in the year in which paid. If such payments were made in shares of Common Stock (or in the case of a restricted stock or performance share award, generally when the restrictions lapse), the participant would be required to include as ordinary income the fair market value of such shares at the time of payment (or lapse of restrictions). The Corporation would be entitled to a deduction for Federal income tax purposes equal to the amount so included in such participant's income.

    THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO APPROVE THE GENERAL SIGNAL CORPORATION 1996 STOCK INCENTIVE PLAN WILL BE IN THE BEST OF INTERESTS OF THE CORPORATION AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL. A favorable vote of a majority of all the votes cast at the meeting in person or by proxy is required for approval of the General Signal Corporation 1996 Stock Incentive Plan.


                  PROPOSAL 3--AUTHORIZATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS


    The Board of Directors recommends that Ernst & Young LLP be appointed as independent auditors for 1996. Submission of the selection to shareholders is not required. The Board of Directors will reconsider the selection if it is not approved by a majority of all the votes cast at the meeting in person or by proxy.

    Ernst & Young LLP has served as the Corporation's independent auditors since 1992. It is expected that representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

    During 1995, Ernst & Young LLP performed various professional services in connection with its audit of the financial statements of the Corporation and its consolidated subsidiaries, including assistance and consultation in connection with filings with the Securities and Exchange Commission, audits of certain employee benefit plan financial statements, attendance at Audit Committee meetings and consultation in connection with various business, accounting and tax matters.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO APPOINT ERNST & YOUNG LLP TO SERVE AS INDEPENDENT AUDITORS FOR 1996.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors and persons who own more than 10% of a registered class of the Corporation's equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Such officers, directors and stockholders are required by the SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the Corporation's executive officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis with the exception of Terence D. Martin, who inadvertently reported two purchases of an aggregate of 7,000 shares of the Corporation's Common Stock in August 1995 on September 27, 1995 instead of by September 10, 1995.


                                 OTHER MATTERS

    The management is not aware that any matters other than those set forth herein will be presented for action at the Annual Meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto according to their best judgment in the interest of the Corporation.


                             SHAREHOLDER PROPOSALS

    In order for shareholder proposals for the 1997 Annual Meeting of Shareholders to be eligible for inclusion in the Corporation's proxy statement, they must be received by the Corporation at its principal office in Stamford, Connecticut, no later than November 22, 1996.

                                                                  March 22, 1996

                                                                       EXHIBIT A

                           GENERAL SIGNAL CORPORATION
                           1996 STOCK INCENTIVE PLAN


1. PURPOSE

    The purpose of this Plan is to offer as an additional incentive to the officers and other designated employees most responsible for the growth and success of General Signal Corporation (the "Corporation") the opportunity to increase their proprietary interest in the Corporation under conditions which will encourage their continued employment in the service of the Corporation. In addition, this Plan provides an opportunity for non-employee directors to increase their interest as shareholders of the Corporation, which serves to align the interests of non-employee directors with other shareholders.


2. ADMINISTRATION

    The portion of this Plan with respect to options, restricted stock, performance shares and performance units applicable to employees shall be administered by a Committee of not less than two (2) members appointed annually by the Board of Directors. The Committee, which may but need not be the Personnel and Compensation Committee, shall be composed of members of the Board of Directors who are not eligible to receive awards applicable to employees under this Plan. The Committee shall act by a majority vote or by a written statement signed by a majority of the members. Subject to the express provisions of this Plan, the Committee shall determine the individuals to whom, and the time or times at which awards shall be granted, the number of shares or units to be subject to each award and other terms and conditions thereof.

    The portion of this Plan with respect to non-employee directors shall be administered by the Secretary of the Corporation. Since the restricted stock is based on deferral elections by non-employee directors, this function will be limited to matters of interpretation and administrative oversight.


3. STOCK SUBJECT TO PLAN

    The shares to be issued under this Plan shall be made available, at the discretion of the Board of Directors or the Committee, either from the authorized but unissued shares of Common Stock of the Corporation or from shares of Common Stock reacquired by the Corporation, including shares purchased in the open market.

    Subject to adjustment as provided in the last paragraph of this Section 3:

       (a) the aggregate number of shares of Common Stock reserved and available for issuance under this Plan, subject to Section 3(b) below, shall be 2,400,000 shares; and

       (b) the shares available for granting awards in any year shall be increased by any shares represented by options or other awards granted under this Plan or the Corporation's 1992 Stock Incentive Plan which have been canceled, terminated, forfeited or expire unexercised for any reason.

    In the event that the number of outstanding shares of Common Stock of the Corporation shall be changed by reason of split-ups or combinations of shares or recapitalization or by reason of stock dividends or equity distributions, the number of shares for which awards may thereafter be granted under this Plan in the aggregate and to any single participant, the number of shares then subject to awards theretofore granted under this Plan, and the price per share payable upon exercise of such awards, shall be appropriately adjusted as determined by the Board of Directors so as to reflect such change. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in shares of Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence. Options assumed in acquiring another company shall not count against the shares available for granting awards under this Plan.


4. ELIGIBILITY AND PARTICIPATION

    Awards of options, restricted stock, performance shares and performance units applicable to employees may be granted only to officers and other designated employees of the Corporation and of its subsidiaries, present and future. A director of the Corporation who is not also an officer or other employee of the Corporation or of one of its subsidiaries ("Eligible Director") will be eligible only with respect to the provisions of this Plan concerning the deferral of directors' fees into restricted stock.


5. STOCK OPTIONS

    Grant

    Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the persons to whom options shall be granted, the number of shares to be covered by each option and the conditions and limitations, if any, in addition to those set forth in this Section 5, applicable to such options. At the discretion of the Committee, options may be granted to replace shares of the Corporation's Common Stock used as part or all of the purchase price of other options under this Plan or any other stock option plan of the Corporation. Subject to adjustment as provided in the last paragraph of Section 3, the maximum number of shares of Common Stock with respect to which any option or options may be granted to any optionee in any one taxable year of the Corporation shall not exceed 300,000 shares under this Plan or any other stock option plan of the Corporation.

    Option Prices

    The purchase price of the Common Stock under each option shall be not less than 100% of the fair market value of the stock on the date the option is granted. Stock options shall not be repriced, i.e., there shall be no grant of an option to an optionee in exchange for an optionee's agreement to cancellation of a higher-priced stock option that was previously granted to such optionee. The purchase price is to be paid in full upon the exercise of the option, and payment shall be made in cash, or by check, bank draft or money order payable to the order of the Corporation, or, with the approval of the Committee, by delivering shares of Common Stock of the Corporation of equivalent fair market value on the date the option is exercised. Fair market value shall be the closing price on the New York Stock Exchange or, in the event that no sale shall have taken place, the mean between the closing bid and asked prices.

    If the Committee grants any incentive stock options, within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the aggregate fair market value, determined at the time such option is granted, of the shares with respect to which such options are exercisable for the first time by any one employee during any calendar year (under this Plan and any other plan which is maintained by the Corporation or its subsidiaries and which provides for the granting of such options) shall not exceed $100,000.

    Form of Option

    Options granted pursuant to this Plan to employees shall be evidenced by Stock Option Agreements in such form as the Committee shall from time to time adopt. Options may, but need not, be subject to such terms and conditions as will qualify their holders for special Federal income tax treatment pursuant to any provision of the Code. Each option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the Stock Option Agreement with respect to such option; provided, however, that no option shall be exercised later than ten years from the date of grant of the option. In any event, all options granted hereunder shall terminate and expire upon the first to occur of the following events:

    (a) the termination date specified in the option agreement;

    (b) the date an optionee ceases to be employed by the Corporation or its subsidiaries other than by reason of death or retirement; provided, however, that the Committee may permit an additional period of up to one
        (1) year to exercise an option from the date an optionee ceases to be employed involuntarily by the Corporation or its subsidiaries; and

    (c) the expiration of one (1) year from the date of an optionee's death if his or her death occurs at a time when the optionee is in the employ of the Corporation or a subsidiary.

    After termination of employment for any reason, an optionee, or his or her legal representative, may exercise, subject to the above time limitations, only that portion of the option which the optionee has a right to exercise on such date of termination unless the Stock Option Agreement specifically allows a greater portion of the option to continue to become exercisable within such time limitations.

    The Committee may in its sole discretion include in any option granted pursuant to this Section 5 a provision to the effect that, in the event of a change in control of the Corporation (as such term may be defined by the Committee), either of the following shall occur: (i) each outstanding option shall be canceled at such time as the Committee shall specify, and in lieu thereof the participant shall have a right to receive cash payments or shares in such amounts and subject to such vesting and payout terms as the Committee may prescribe, or (ii) each outstanding option shall become fully exercisable subject to such terms and conditions as the Committee may prescribe.

    Compensation in Lieu of Exercise

    Upon written application of an optionee, the Corporation may, with the approval of the Committee, substitute for the exercise of an option compensation to the optionee not in excess of the difference between the option price and the fair market value, determined in accordance with this Section 5, of the shares covered by such written application as of the date thereof. Such compensation may be in cash or shares of Common Stock of equivalent fair market value, or both, as the Committee may determine. In the event compensation is substituted pursuant to this Section 5 for the exercise, in whole or in part, of an option, the option shall be reduced by the option shares for which such compensation is substituted, and such shares shall again be available for awards under this Plan. Notwithstanding anything to the contrary contained herein, for the purpose of determining the difference between the option price and the fair market value to optionees who request such substitution, such fair market value shall be deemed to be the closing sale price of the Corporation's Common Stock on the New York Stock Exchange on the date of such request or, with respect to requests during the period beginning on the third business day following the date of release by the Corporation of its quarterly financial results and ending on the twelfth business day following the date of such release, such fair market value shall be determined by the Committee but shall not exceed the highest closing price or be less than the lowest closing price of the Corporation's Common Stock on the New York Stock Exchange during such period.

    Non-Transferability of Option

    No option granted under this Plan to any employee shall be transferable otherwise than by will or the laws of descent and distribution, and an option may be exercised during the lifetime of the holder thereof, only by such holder; provided, however, that the Committee may permit limited transferability in conformance with rules promulgated by the Securities and Exchange Commission.


6. RESTRICTED STOCK

    Grant
    Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the officers and other employees to whom, and the time or times at which, grants of restricted stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

    Restricted stock awards granted pursuant to this Plan shall be evidenced by a Restricted Stock Agreement in such form as the Committee shall from time to time adopt. The Committee may condition the lapse of restrictions on restricted stock upon continued employment and the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The Committee must certify in writing prior to the lapse of restrictions conditioned on attainment of performance goals that such performance goals were in fact satisfied.

    Restrictions and Conditions

    The shares of restricted stock awarded pursuant to this Section 6 shall be subject to the following restrictions and conditions:

    (a) During a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of restricted stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine; provided, however, that the Restricted Stock Agreement may preclude discretion to accelerate or waive restrictions.

    (b) Except as provided in paragraph (a) above, the participant shall have, with respect to the shares of restricted stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends;

    (c) Upon termination of a participant's employment with the Corporation or any subsidiary for any reason during the Restriction Period, shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee in the Restricted Stock Agreement; and

    (d) If and when the Restriction Period expires without a prior forfeiture of the restricted stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares of stock shall be delivered promptly to the participant, and the certificates for the shares of restricted stock shall be canceled.

    The Committee may in its sole discretion include in any restricted stock award pursuant to this Section 6 a provision to the effect that, in the event of a change in control of the Corporation (as such term may be defined by the Committee), either of the following shall occur: (i) such restricted stock (to the extent not vested) shall be forfeited at such time as the Committee shall specify, and in lieu thereof the participant shall have a right to receive cash payments in such amounts and subject to such vesting and payout terms as the Committee may prescribe, or (ii) the restrictions on such restricted stock shall lapse subject to such terms and conditions as the Committee may prescribe.


7. PERFORMANCE SHARES AND PERFORMANCE UNITS

    Grant

    Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the officers and other employees to whom, and the time or times at which, grants of performance shares or performance units will be made, the number of shares or units to be awarded, the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

    Performance shares or performance unit awards granted pursuant to this Plan shall be evidenced by a Performance Share or Performance Unit Agreement in such forms as the Committee shall from time to time adopt.

    Performance Period

    The Committee shall determine a performance period (the "Performance Period") of one or more years and shall determine the performance objectives for grants of performance shares and performance units. Performance objectives may vary from participant to participant and shall be based upon such performance criteria as the Committee may deem appropriate. Performance Periods may overlap and participants may participate simultaneously with respect to performance shares and performance units for which different Performance Periods are prescribed.

    Award Value

    At the beginning of a Performance Period, the Committee shall determine for each participant or group of participants with respect to that Performance Period the range of number of shares, if any, in the case of performance shares, and the range of dollar values, if any, in the case of performance units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to a participant as an award if the relevant measure of performance of the Corporation for the Performance Period is met.

    Significant Events

    If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if a Performance Share and Performance Unit Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the award to the extent such an increase would cause the award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(c) of the Code and the regulations thereunder.

    Forfeiture

    Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, performance shares and performance units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide in any Performance Share or Performance Unit Agreement that restrictions or forfeiture conditions relating to performance shares and performance units will be waived in whole or in part in the event of terminations resulting from specified causes.

    The Committee may in its sole discretion include in any performance share or performance unit award pursuant to this Section 7 a provision to the effect that, in the event of a change in control of the Corporation (as such term may be defined by the Committee), either of the following shall occur: (i) such performance share or performance unit (to the extent not vested) shall be forfeited at such time as the Committee shall specify, and in lieu thereof the participant shall have a right to receive cash payments or shares in such amounts and subject to such vesting and payout terms as the Committee may prescribe, or (ii) such performance share or performance unit (to the extent not vested) shall vest subject to such terms and conditions as the Committee may prescribe.

    Non-transferability

    Performance shares and performance units may not be sold, transferred, pledged or assigned prior to payment and the lapse of any restrictions.

    Payment

    Each performance share or performance unit may be paid in whole shares, or cash, or a combination of shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the performance share or performance unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. The Committee must certify in writing prior to payment that the performance goals and any other material terms were in fact satisfied.


8. DIRECTORS' FEES

    Deferral of Regular Cash Compensation into Restricted Stock

    Each Eligible Director may elect to reduce all or part of the cash compensation otherwise payable for services to be rendered by him or her as a director (including the annual retainer and any fees payable for serving on the Board or a Committee of the Board) and to receive in lieu thereof restricted stock. Any such election shall be in writing and must be made at least six months before the services are rendered giving rise to such compensation, and may not be revoked or changed thereafter except as to compensation for services rendered at least six months after any such election to revoke or change is made in writing. In consideration for forgoing cash compensation, the amount so deferred shall be increased by 10% for purposes of determining the amount of restricted stock to be credited to such director.

    If an Eligible Director so elects to defer, there shall be credited to such director a number of shares of restricted stock equal to the amount of the deferral (increased by 10% as described in the preceding sentence) divided by the reported closing price of the stock on the New York Stock Exchange-- Composite Transactions on the last business day of the month in which the compensation would have been paid in the absence of a deferral election.

    Restrictions and Forfeiture

    Restricted stock issued under this Section shall have a restriction period of five (5) years. Notwithstanding any other provision of this Section, such restricted stock shall be subject to the following terms and conditions:

    (a) Restricted stock shall be represented by a stock certificate registered in the name of the holder. The holder shall have the right to enjoy all shareholder rights during the restriction period (including the right to vote the shares and the right to receive any cash dividends) with the exception that:

           (i) The holder may not sell, transfer, pledge or assign the stock during the restriction period;

           (ii) The Corporation may either issue shares subject to such restrictive legends and/or stop transfer instructions as it deems appropriate or provide for retention of custody of the stock during the restriction period; and

           (iii) A breach of the terms and conditions during the restriction period shall cause a forfeiture of the restricted stock.

    (b) All restrictions shall lapse and the holder of restricted stock shall be entitled to the delivery of a stock certificate or certificates upon the earliest of the following:

           (i) Five (5) years from the date the applicable shares are credited to such holder;

           (ii) The date of the holder's death or disability;

           (iii) The date the holder, after being nominated by the Board, is not elected by the shareholders in an election for the Board;

           (iv) The date on which the Board determines that the holder will not be nominated for election to the Board; or

           (v) The date on which the holder resigns from the Board in connection with his or her entering into any governmental, diplomatic or other service or employment, but only if, in the opinion of outside legal counsel selected by the Corporation, the holder's continued service on the Board would have created an inadvisable potential conflict of interest.

    (c) Restricted stock shall be entirely forfeited in the event that during a restriction period the holder:

           (i) Resigns (other than by reason of disability or pursuant to subsection (b)(v) above) or is dismissed for cause from the Board during his or her elected term; or

           (ii) Refuses to stand for an election to the Board after having been nominated by the Board.

    For purposes of subsection (b) above, "disability" shall mean long term disability as determined under rules and procedures that apply under the Corporation's Long Term Disability Plan then in effect. For purposes of subsection (c) above, a holder shall be considered to have been dismissed for cause if and only if he or she is dismissed on account of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation.

    The holder may elect in writing at least three months before the end of any restriction period irrevocably to re-defer restricted stock for additional five
(5)-year periods subject to the above terms and conditions.


9. WITHHOLDING

    The Corporation or any subsidiary shall have the right to deduct from all amounts paid in cash hereunder any taxes required by law to be withheld therefrom. In the case of payments of awards in the form of Common Stock, the participant shall be required to pay to the Corporation or subsidiary the amount of any taxes required to be withheld with respect to such Common Stock; in lieu thereof, the Corporation or subsidiary shall have the right to retain, or sell without notice, a sufficient number of shares to cover the amount required to be withheld. The Committee may from time to time establish procedures with respect to stock withholding consistent with applicable requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission.


10. GOVERNING LAW

    The validity, construction and effect of this Plan, any rules and regulations relating to this Plan, and any awards under this Plan, shall be determined in accordance with the laws of New York without giving effect to principles of conflict of laws.


11. EFFECTIVE PERIOD OF PLAN

    This Plan shall become effective upon the date of its approval by the shareholders of the Corporation. Unless earlier terminated by the Board of Directors, this Plan shall terminate on April 18, 2001; provided, however, that any such termination shall not affect awards granted prior thereto.


12. AMENDMENT OF PLAN

    The Board of Directors of the Corporation may from time to time make such amendments of this Plan as it shall deem advisable; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of all outstanding shares of the Corporation entitled to vote thereon,
(i) increase the maximum number of shares as to which awards may be granted under this Plan (except as otherwise provided in Section 3), (ii) permit the granting of options at less than 100% of fair market value at time of grant,
(iii) change the class of persons eligible to receive awards under this Plan, or
(iv) make any other amendment for which shareholder approval is required pursuant to Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or Section 422 of the Code. No amendment of this Plan may, without the consent of the holder of an existing award, adversely affect such holder's rights thereunder. In addition, the provisions of this Plan applicable to non-employee directors may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

General Signal Corporation
One High Ridge Park
PO Box 10010
Stamford, Connecticut 06904
203-329-4100


                     GENERAL SIGNAL CORPORATION
   ONE HIGH RIDGE PARK, P. O. BOX 10010, STAMFORD, CONNECTICUT 06904

                      PROXY/VOTING INSTRUCTION CARD

                      ANNUAL MEETING--April 18, 1996
     This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned shareholder hereby appoints MICHAEL D. LOCKHART, TERENCE
D. MARTIN and EDGAR J. SMITH, JR., and each of them, the proxies and attorneys of the undersigned to vote all shares of Common Stock which the undersigned is entitled to vote at the 1996 Annual Meeting of Shareholders of General Signal Corporation, or any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, as set forth on the reverse hereof, and in their discretion on such other business as may properly come before the meeting or any adjournment. This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.
For Participants in the General Signal Corporation Savings and Stock Ownership Plan or the General Signal Limited Savings and Stock Ownership Plan (the "Plans"): As to those shares of Common Stock, if any, that are held for me in such Plans, I instruct the Trustee of the applicable Plan to sign a proxy for me in substantially the form set forth above and on the reverse side. The Trustee shall mark the proxy as I specify. Where I do not specify a choice, my shares will be voted in the same proportion as the Trustee votes the shares for which it receives instructions. Your voting instructions will be held in strictest confidence.
                   (Continued, and to be dated and signed, on reverse side)

The Board recommends a vote FOR Proposals 1, 2 and 3.

1. ELECTION OF DIRECTORS   FOR                             WITHHELD


For except vote withheld from following nominee(s)

------------------------------

Nominees: Ralph E. Bailey, H. Kent Bowen, Ursula F. Fairbairn,
Ronald E. Ferguson, John P. Horgan, Roland W. Schmitt, John R. Selby


2. APPROVAL OF THE GENERAL SIGNAL CORPORATION 1996 STOCK INCENTIVE PLAN.
   FOR  /  /         AGAINST / /          ABSTAIN / /

3. APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE CORPORATION.
   FOR  /  /         AGAINST /  /        ABSTAIN /  /

4. IN ACCORDANCE WITH THEIR DISCRETION ON ANY OTHER MATTERS OR PROPOSALS WHICH MAY PROPERLY COME BEFORE THE MEETING.

   Please check box if you want your voting instructions to be confidential pursuant to the Corporation's confidential voting policy described in
   the 1996 Proxy Statement.          YES /  /          NO /  /


            /  /  Please check box if you plan to attend Annual
                  Meeting.

-------------------------------
Signature(s)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as shown. Sign, date and return the Proxy Card promptly using the enclosed envelope.